EXHIBIT 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet and statements of income (loss) were prepared based on the historical financial information of Quanex, WII Holding, Inc. and Subsidiaries, and gives effect to the purchase transaction which occurred on November 2, 2015, for $246.3 million in cash, net of cash acquired, subject to customary purchase price adjustments and a working capital adjustment.

We evaluated this acquisition in accordance with the “significance tests” prescribed by the Securities and Exchange Commission Rules, and determined that the acquisition is significant to us. This Current Report on Form 8-K includes the required financial information and the pro forma data required by the Securities and Exchange Commission Rules. In order to prepare the pro forma data, we are incorporating pro forma information provided in an amended Current Report on Form 8-K filed on August 21, 2015 related to another acquisition which was deemed to be significant, the June 15, 2015 acquisition of an extruder of vinyl lineal products and manufacturer of other plastic products (referred to as “HLP”) incorporated and registered in England and Wales. Therefore, our pro forma results related to the Woodcraft acquisition also reflect the pro forma results of the HLP acquisition, as previously reported.

Quanex has a different fiscal year end (October 31) than Woodcraft and HLP (December 31). The unaudited pro forma balance sheet at July 31, 2015, reflects the pro forma effect of the purchase transaction as if the transaction was consummated on that date. The unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended July 31, 2015 and the year ended October 31, 2014 reflect the pro forma effect of the purchase transaction as if the transaction was consummated on November 1, 2013. In order to present a consolidated pro forma balance sheet, we have included the historical balance sheet of Quanex, which was included in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, and reflects the net assets and liabilities associated with the HLP purchase on June 15, 2015, and the unaudited balance sheet for Woodcraft as of September 30, 2015, which was prepared from historical information. To present the pro forma consolidated statement of income (loss) for the nine months ended July 31, 2015, we have included the historical statement of income (loss) for Quanex for the nine months ended July 31, 2015, the pro forma statement of income (loss) for HLP for the period January 1, 2015 through September 30, 2015 (derived from the pro forma data included in the Current Report on Form 8-K/A filed on August 21, 2015 for the period January 1, 2015 through June 15, 2015, plus actual results for the period from June 16, 2015 to September 30, 2015), less actual results for HLP for the period June 16, 2015 through July 31, 2015 (included in the consolidated results of Quanex for the nine months ended July 31, 2015), plus the unaudited statement of income (loss) for Woodcraft for the nine months ended September 30, 2015. In order to present the pro forma consolidated statement of income (loss) for the year ended October 31, 2014, we have included the historical statement of income (loss) of Quanex for the year ended October 31, 2014 which was included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and the pro forma statement of income (loss) for HLP (as derived from the Current Report on Form 8-K/A filed on August 21, 2015 by combining the columns titled “Combined Flamstead Group, Year End 12/31/14”, “Entities Not Acquired, Year End 12/31/14”, and “Pro Forma Adjustments, Year End 12/31/14”), and the audited statement of income (loss) for Woodcraft for the year ended December 31, 2014. The accompanying unaudited pro forma condensed consolidated financial information for Quanex should be read in conjunction with the consolidated financial statements and notes thereto included in the referenced filings, and the audited financial statements of Woodcraft accompanying this amended Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated balance sheet is presented in tabular format as follows: (i) historical consolidated results; (ii) Woodcraft unaudited results; (iii) plus pro forma adjustments, to arrive at the pro forma results. The statement of income (loss) for the nine months ended July 31, 2015 is presented in tabular format as follows: (i) historical consolidated results, as previously filed; (ii) HLP pro forma results; (iii) less HLP results included in (i); (iv) plus Woodcraft results; (v) plus pro forma adjustments, to arrive at the pro forma results. The statement of income (loss) for the year ended October 31, 2014 is presented in tabular format as follows: (i) historical consolidated results, as previously filed; (ii) HLP pro forma results; (iii) Woodcraft historical results; (iv) plus pro forma adjustments, to arrive at pro forma results.

The unaudited pro forma condensed consolidated balance sheet and statements of income (loss) include pro forma adjustments which reflect transactions and events that are directly attributable to the transaction and are factually supportable. These pro forma adjustments are described in the notes which accompany these unaudited pro forma condensed consolidated financial statements.

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JULY 31, 2015

	Consolidated As Reported	Woodcraft	Pro Forma Adjustments (a)	Pro Forma
	As of 7/31/15	As of 9/30/15	As of 7/31/15	As of 7/31/15
ASSETS
Current assets:
Cash and cash equivalents	$27,011	$4,754	$—	$31,765
Accounts receivable, net	62,523	23,025	—	85,548
Inventories, net	72,948	28,767	1,148	102,863
Deferred income taxes	18,508	1,825	—	20,333
Prepaid and other current assets	8,576	867	—	9,443

Total current assets	189,566	59,238	1,148	249,952
Property, plant and equipment, net	140,549	41,596	23,077	205,222
Goodwill	130,861	95,641	(5,364)	221,138
Intangible assets, net	124,502	182	103,818	228,502
Other assets	7,302	1,438	8,525	17,265

Total assets	$592,780	$198,095	$131,204	$922,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,712	$4,871	$—	$50,583
Accrued liabilities	32,250	10,058	15,545	57,853
Income tax payable	150	—	—	150
Current maturities of long-term debt	9,468	5,190	(5,190)	9,468

Total current liabilities	87,580	20,119	10,355	118,054
Long-term debt	82,575	108,635	142,463	333,673
Deferred pension and postretirement benefits	6,621	—	—	6,621
Liability for uncertain tax positions	548	—	—	548
Long-term deferred tax liabilities	6,605	4,102	50,301	61,008
Other liabilities	21,811	344	—	22,155

Total liabilities	205,740	133,200	203,119	542,059
Commitments and contingencies
Stockholders’ equity	387,040	64,895	(71,915)	380,020

Total liabilities and stockholders’ equity	$592,780	$198,095	$131,204	$922,079

See accompanying notes to unaudited pro forma condensed consolidated financial statements

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

FOR THE NINE MONTHS ENDED JULY 31, 2015

	Consolidated As Reported YTD 7/31/15	HLP Pro Forma YTD 9/30/15	Exclude HLP Amounts in Quanex Consoli- dated	Woodcraft Unaudited YTD 9/30/15	Pro Forma Adjustments(a)		Pro Forma
	Nine Months Ended 7/31/15	Nine Months Ended 9/30/15	Period 6/16/15 to 7/31/15	Nine Months Ended 9/30/15	Nine Months Ended 9/30/15		Nine Months Ended 7/31/15
	(in thousands, except per share data)
Net sales	$450,069	$75,669	$(14,220)	$177,034	$—		$688,552
Cost and expenses:
Cost of sales (exclusive of items shown separately below)	353,469	50,999	(12,550)	144,429	1,052	(b)	537,399
Selling, general and administrative	64,157	9,184	(1,752)	9,803	(4,433	)(c)	76,959
Depreciation and amortization	24,541	5,577	(746)	4,170	6,931	(d)	40,473

Operating income (loss)	7,902	9,909	828	18,632	(3,550)		33,721
Non-operating income (expense):
Interest income (expense)	(624)	(963)	(58)	(4,667)	(6,866	)(e)	(13,178)
Other, net	300	692	49	323	789	(f)	2,153

Income (loss) before income taxes	7,578	9,638	819	14,288	(9,627)		22,696
Income tax benefit (expense)	(1,907)	(1,365)	(295)	(5,476)	3,369	(g)	(5,674)

Net income (loss) from continuing operations	$5,671	$8,273	$524	$8,812	$(6,258)		$17,022

Earnings(loss) per common share:
Basic	$0.17						$0.50
Diluted	$0.17						$0.49

Weighted-average common shares outstanding:
Basic	34,111						34,111
Diluted	34,626						34,626

See accompanying notes to unaudited pro forma condensed consolidated financial statements

QUANEX BUILDING PRODUCTS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED OCTOBER 31, 2014

	Consolidated As Reported	HLP Pro Forma	Woodcraft	Pro Forma Adjustments(a)		Pro Forma
	Year Ended 10/31/14	Year Ended 12/31/14	Year Ended 12/31/14	Year Ended 10/31/14		Year Ended 10/31/14
	(In thousands, except per share data)
Net sales	$595,384	$96,106	$238,261	$—		$929,751
Cost and expenses:
Cost of sales (exclusive of items shown separately below)	464,584	68,632	197,793	(474	)(b)	730,535
Selling, general and administrative	82,150	11,893	11,909	—		105,952
Depreciation and amortization	33,869	6,355	5,882	9,241	(d)	55,347
Asset impairment charges	505	—	—	—		505

Operating income (loss)	14,276	9,226	22,677	(8,767)		37,412
Non-operating income (expense):
Interest income (expense)	(562)	(2,078)	(10,213)	(8,730	)(e)	(21,583)
Other, net	92	5,719	(206)	1,547	(f)	7,152

Income (loss) before income taxes	13,806	12,867	12,258	(15,950)		22,981
Income tax benefit (expense)	(5,468)	(3,142)	(4,280)	5,583	(g)	(7,307)

Net income (loss)	$8,338	$9,725	$7,978	$(10,367)		$15,674

Earnings (loss) per common share:
Basic	$0.22					$0.42
Diluted	$0.22					$0.42

Weighted-average common shares outstanding:
Basic	37,128					37,128
Diluted	37,679					37,679

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or statements of income (loss):

(a)	The unaudited pro forma condensed consolidated balance sheet at July 31, 2015 presents the preliminary purchase price allocation for the Woodcraft purchase reflecting consideration paid of $246.3 million, net of cash acquired, resulting in goodwill of approximately $90.3 million, customer relationship intangible asset of approximately $104.0 million, long-term deferred tax liabilities of $54.4 million and certain working capital changes. The funding reflects debt borrowings of $251.1 million, net of discount of $6.2 million, less amounts outstanding under Woodcraft’s existing credit facilities (incremental debt of approximately $137.3 million at September 30, 2015). In addition, the unaudited pro forma condensed consolidated balance sheet includes an adjustment to record accrued liabilities of $15.5 million, of which $8.5 million relates to deferred financing fees associated with financing the Woodcraft acquisition (with an offsetting long-term asset) and $7.0 million of direct transaction fees, which reduce stockholder’s equity. Inventory step-up to fair value of $1.3 million is partially offset by the reversal of an inventory reserve (described at (b) below). The unaudited pro forma condensed consolidated statements of income (loss) presented excludes estimated transaction fees and the impact of the step-up of inventory to fair value related to the Woodcraft and HLP transactions. These items are not deemed to have a continuing impact to the ongoing operations of Quanex.

(b)	This adjustment removes the effect of adjustments related to the last-in, first-out (LIFO) inventory valuation reserve at Woodcraft. The inventories will be accounted for using first-in, first-out (FIFO) post-acquisition.

(c)	This adjustment represents $3.7 million of direct transaction-related costs associated with the HLP acquisition which were expensed as part of the consolidated results of Quanex for the nine months ended July 31, 2015, and $0.7 million of direct expenses incurred by Woodcraft associated with the Woodcraft acquisition. These expenses have been removed as the costs are not deemed to have a continuing impact on the ongoing operations of Quanex.

(d)	Incremental depreciation and amortization expense is associated with the $23.1 million step-up of fixed assets (assumes a 10 year life, straight-line) to fair value and the definite-term intangible assets identified at the date of the acquisition of $103.8 million (assumes a 15 year life, straight-line), assuming the transaction occurred on the first day of each of the respective reporting periods.

(e)	Incremental interest expense has been calculated based on an increase in debt of $134.0 million and $127.4 million for the nine months ended September 30, 2015 and the year ended October 31, 2014, respectively, applying our incremental borrowing rate (6.44%), as well as amortization of the debt discount at the applicable rate. Amortization of non-recurring deferred financing fees has been excluded from the statement of income (loss) pro forma presentation. The calculation assumes the transaction occurred on the first day of each of the respective reporting periods. A 1⁄8th percent change in the rate used to calculate pro forma interest expense on incremental debt would increase or decrease the pre-tax pro forma interest amount by $0.8 million and $1.1 million, respectively, for the nine months ended September 30, 2015 and the year ended December 31, 2014.

(f)	This adjustment relates to applying the functional currency for Woodcraft’s Mexican operation as the United States dollar. Amounts which had previously been included in accumulated other comprehensive income are presented as foreign exchange gains or losses.

(g)	This adjustment represents the tax effect associated with the pro forma adjustments referenced above applying the United States statutory rate of 35%.